UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004

Partners Trust Financial Group, Inc.
(Exact name of registrant as specified in its charter)
Federal (State or other jurisdiction of incorporation)	001-31277 (Commission File Number)	75-2993918 (IRS Employer Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit

No. Description

99.1 Press release, dated July 16, 2004.

Item 9. Regulation FD Disclosure.

On July 16, 2004, Partners Trust Financial Group, Inc. issued a press release announcing the second quarter net income for BSB Bancorp, Inc. That press release is filed as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
 (Registrant)

/s/ Steven A. Covert

Steven A. Covert

Executive Vice President and Chief Financial Officer

Date: July 16, 2004

EXHIBIT INDEX

 Exhibit

No.  Description

 99.1 Press release, dated July 16, 2004